Exhibit 99.2

Information about Innovate/Protect, Inc.

Overview

Innovate/Protect was formed in June 2011 to maximize the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets (or interests therein) and then monetize such assets through a variety of value enhancing initiatives, including, but not limited to:

•	licensing,

•	customized technology solutions,

•	strategic partnerships; and

•	litigation.

Innovate/Protect’s management team and board of directors are comprised of accomplished inventors, experienced investors and persons it believes are leaders in the intellectual property enforcement industry. Innovate/Protect’s management team has access to leading patent attorneys, patent brokers, company liquidators and others who will assist Innovate/Protect in exploring, acquiring, developing and monetizing intellectual property assets. Innovate/Protect believes that the depth and experience of its management provides Innovate/Protect with important competitive strengths as it seeks to execute and expand its business model.

While Innovate/Protect’s present operations are limited to prosecuting its initial claims relating to the Lycos’s patents, its plan of operation over the next 12 months, in addition to continuing the prosecution of such claims, will be to expand its business through acquisitions of additional patent and other intellectual property assets that it will seek to monetize.

Innovate/Protect was incorporated under the laws of the State of Delaware on June 8, 2011. On September 6, 2011, it changed its name from Labrador Search Corporation to Innovate/Protect, Inc. Innovate/Protect has two wholly-owned subsidiaries, I/P Engine and I/P Labs. I/P Engine was incorporated in Virginia on June 14, 2011 under the name Smart Search Labs, Inc. and its name was changed from Smart Search Labs, Inc. to I/P Engine, Inc. in September 2011. I/P Labs was incorporated in Delaware on June 8, 2011 under the name Scottish Terrier Capital, Inc. and its name was changed from Scottish Terrier Capital, Inc. to I/P Labs, Inc. in September 2011.

Background of the Lycos Patents

Upon formation in June 2011, Innovate/Protect acquired its initial patent assets from Lycos through its wholly-owned subsidiary, I/P Engine. Such assets were comprised of eight patents (the “ Lycos Patents ”) relating to information filtering and search technologies. Andrew Kennedy Lang, Innovate/Protect’s Chief Executive Officer, Chief Technology Officer, President and director, and Donald Kosak, a consultant to I/P Engine, are the inventors of the Lycos Patents. As described further below, Innovate/Protect is initially seeking to monetize the Lycos Patents through litigation.

In the mid-to-late 1990s, the amount of content (e.g., web pages) available on the Internet was relatively small compared to today. Users frequently accessed Internet web pages by visiting portal sites, which presented content categorized into directories through which the users could select links to available web pages. Lycos was one of the leading portal sites of this time, which initially launched its website in 1994. Lycos’ website included a directory-based portal and a query-based search engine, pursuant to which both systems provided access to its content catalog. By 1996, Lycos’ content catalog had grown substantially and it was one of the largest websites of its kind. Other large portal search sites at the time also maintained large content catalogs. As the volume of available Internet content continued to grow, manual categorization processes presented efficiency and resource challenges in terms of the amount of material to be categorized and the accuracy of such categorization.

Lycos engaged WiseWire Corporation, which was formed by Mr. Lang in 1995 and also employed Mr. Kosak, to develop filtering techniques to more efficiently, and automatically, categorize content for Lycos’ directories. Messrs. Lang and Kosak adapted their filtering techniques to apply to search systems and invented filtering systems and methods that filter items such as web pages and advertisements for content relevancy to a search query (known as a wire). Messrs. Lang and Kosak’s inventions incorporate feedback information from prior users, and in filtering the items, combine the provided feedback information with the content relevancy information to determine whether (or where) an item should be included, or ranked, in a search results response to the query or the wire. After working together on several projects for Lycos’ website, Lycos acquired WiseWire for $39.75 million. Messrs. Lang and Kosak then joined Lycos, with Mr. Lang as Chief Technology Officer and Mr. Kosak as Senior Director of Engineering. Mr. Kosak later became Lycos’ Chief Technology Officer.

The Lycos Patents are comprised of eight patents relating to information filtering and search technologies. Below is a summary of the Lycos Patents:

Application Number	Country	Filing Date	Patent Number	Grant Date	Expiration Date	Title
09204149	United States	12/03/1998	6314420	11/06/2001	12/03/2018	Collaborative/Adaptive Search Engine
10045198	United States	10/22/2001	6775664	08/10/2004	10/22/2021	Information Filter System and Method for Integrated Content-Based and Collaborative/Adaptive Feedback Queries
08627436	United States	04/04/1996	5867799	02/02/1999	04/04/2016	An Information System and Method for Filtering a Massive Flow of Information Entities to Meet User Information Classification Needs
09186407	United States	11/05/1998	5983214	11/09/1999	11/05/2018	System and Method Employing Individual User Content-Based Data and User Collaborative Feedback Data to Evaluate the Content of an Information Entity in a Large Information Communication Network
09195709	United States	11/19/1998	6029161	02/22/2000	11/19/2018	Multi-level Mindpool System Especially Adapted to Provide Collaborative Filter Data for a Large Scale Information Filtering System
09195708	United States	11/19/1998	6308175	10/23/2001	11/19/2018	Integrated Collaborative/Content-Based Filter Structure Employing Selectively Shared, Content-Based Profile Data to Evaluate Information Entities in a Massive Information Network
09587144	United States	06/02/2000	6640218	10/28/2003	06/02/2020	Estimating the Usefulness of an Item in a Collection of Information
09803540	United States	03/09/2001	7228493	06/05/2007	03/09/2021	Serving Content to a Client

The Senior Secured Notes issued to Hudson Bay and discussed further below are secured by a first priority perfected security interest in all of Innovate/Protect’s and Innovate/Protect’s subsidiaries’ assets, including but not limited to the patents described above, as evidenced by a pledge and security agreement and guaranties of the subsidiaries of Innovate/Protect.

Background on Intellectual Property Asset Enforcement Market

The United States patent system grants the holder of a patent the exclusive right to exclude others from practicing the patented technology for the term of the patent, and leaves the holder to his, her or its own devices to enforce these rights when such patented technology is infringed upon by others. The term of a patent is the maximum period during which it can be maintained into force. Under current United States law, the term of a patent is 20 years from the earliest claimed filing date (which can be extended via Patent Term Adjustment and Patent Term Extension). For applications filed before June 8, 1995, the term is 17 years from the issue date or 20 years from the earliest claimed domestic priority date, the longer term applying.

Aggrieved patent holders may seek to bring enforcement actions against the infringing parties. They may engage attorneys on a full-fee basis, or enter into a contingency agreement. In a contingency arrangement, attorneys seek a portion of the revenue derived from licensing the patented technology.

Innovate/Protect’s Initial Litigation

As one of the means of realizing the value of the Lycos Patents, on September 15, 2011, Innovate/Protect initiated (through I/P Engine) litigation in the United States District Court, Eastern District of Virginia, against AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation for patent infringement regarding two of the Lycos Patents (U.S. Patent Nos. 6,314,420 and 6,775,664). The case number is 2:11 CV 512-RAJ/FBS, and is pending in the Norfolk Division.

The court docket for the case, including the parties’ briefs, is publicly available on the Public Access to Court Electronic Records website (“PACER”), www.pacer.gov , which is operated by the Administrative Office of the U.S. Courts.

As described above, the asserted patents relate to relevance filtering technology used in the search engine industry to place high quality advertisements in the best positions on websites and thereby maximizing the potential for generating substantial advertising revenue to the website owner. In this lawsuit, Innovate/Protect alleges that the defendants have used, and continue to use, search and search advertising systems that infringe upon Innovate/Protect’s relevant filtering patents. Innovate/Protect is seeking unspecified compensatory damages, past and future, amounting to no less than reasonable royalties, and attorneys’ fees.

The complaint states that the accused systems use the patented technology by filtering and presenting search and search advertising results based on a combination of (i) an item’s content relevance to a search query; and (ii) click-through rates from prior users relative to that item. For example, the complaint alleges that Google has adopted the patented technology with its use of Quality Score. Google’s search advertising systems filter advertisements by using Quality Score, which is a combination of an advertisement’s content relevance to a search query (e.g., the relevance of the keyword and the matched advertisement to the search query), and click-through rates from prior users relative to that advertisement (e.g., the historical click-through rate of the keyword and matched advertisement).

The complaint alleges that, after adopting the patented technology, Google’s market share significantly grew and its profits from search advertising considerably outpaced those of other pay per click advertising providers. Google also allows third party publishers, for example AOL, IAC, Target and Gannett Media, to display advertising search results in response to search queries made on the third party websites.

On November 4, 2011, I/P Engine entered into a stipulation with all of the defendants, which provided, among other things, that: (i) I/P Engine would provide the defendants with a preliminary identification of the asserted claims, and representative claim charts, (ii) the defendants would provide an initial production of technical documents; and (iii) the defendants would not move or otherwise seek to transfer or sever any party from the action, or otherwise assert that the Eastern District of Virginia is inconvenient for any reason.

The defendants filed their answers to the complaint on November 14, 2011, and also asserted declaratory judgment counterclaims of non-infringement and invalidity. On November 28, 2011, all defendants (except AOL, which asserted no such allegation) amended their counterclaims to remove an allegation of unenforceability. On December 5, 2011, I/P Engine filed answers to AOL’s counterclaims. On December 9, 2011, I/P Engine filed answers to the counterclaims of the remaining defendants.

On February 15, 2012, the Court entered a scheduling order in the case setting the claim construction hearing for June 4, 2012 and trial for October 16, 2012. The claim construction hearing is commonly referred to as a Markman hearing after the Supreme Court case that explained the process by which courts must determine the meaning of particular terms or phrases with the claims asserted in the patent-in-suit. The claims in a patent are what determine the scope of the patent’s right to exclude infringing technology. Each claim comprises a set of limitations: specific terms or phrases that define the technology covered by the claim. The parties will apply that claim construction when presenting the case to the jury.

On March 15, 2012, Google submitted a request to the USPTO for ex parte reexamination of U.S. Patent No. 6,314,420, one of the two patents-in-suit. The request was deposited on March 16, 2012 and was assigned Control No. 90/009,991. Innovate/Protect expected Google to seek reexamination and believes this request is a standard and typical tactic used by defendants in patent litigation cases. The filing of a request for reexamination is the first step in a process that ordinarily takes several years. On April 26, 2012, the USPTO vacated Google’s request for ex parte reexamination for failing to follow to the requirements set forth in the USPTO’s regulations. On May 24, 2012, Google submitted their request to the USPTO. This resubmission purports to address the issues identified by the USPTO. On July 18, 2012 the USPTO issued a determination ordering a reexamination. Google’s request has not resulted in any delay of the dates set out in the Court's scheduling order dated February 15, 2012.

Discovery has commenced; the parties have served and responded to written discovery requests and have produced documents. Further discovery, including depositions, is expected to occur in the next few months. Near the end of discovery, the parties will exchange expert reports. Innovate/Protect expects that defendants will make several attempts to avoid trial.

Within the Markman , or claim construction process, the court reviewed the parties competing definitions for specific terms within the asserted claims. Both parties submitted two rounds of briefing to the court that provided arguments for their proposed definitions. The opening claim construction briefs were filed on April 12, 2012, and the responsive claim construction briefs were filed on May 3, 2012. At the Markman hearing on June 4, 2012, the court heard arguments from both sides in support of their positions. On June 15, 2012, the court issued a Memorandum Opinion & Order providing binding definitions for the contested terms. The court’s definitions to the patent claims established the boundary markings of the claimed technology and inform both parties’ expert reports and testimony as well as the parties’ arguments to the jury. The court’s Memorandum Opinion & Order construing the contested terms is publicly available on the Public Access to Court Electronic Records (PACER) electronic public access service at http://www.pacer.uscourts.gov/ , and was also filed by Vringo with the Securities and Exchange Commission.

Although Innovate/Protect’s intention is to expand its business through the acquisition of additional patent and intellectual property assets, the viability of Innovate/Protect currently depends on the outcome of this lawsuit.

Growth Strategy

Through Innovate/Protect’s wholly owned subsidiary, I/P Engine, Innovate/Protect intends to continue to seek to generate license revenue and related cash flows from parties who infringe on or use the Lycos Patents.

In addition to prosecuting and seeking to monetize Innovate/Protect’s rights in the Lycos Patents, Innovate/Protect intends to acquire additional intellectual property assets and monetize the value therefrom, although it is not a party to any agreement or understanding to acquire any such assets as of the date of this prospectus.

A key element of Innovate/Protect’s business plan will be its ability to provide liquidity to inventors and other intellectual property holders by allowing them to sell all of, or interests in, such intellectual property to Innovate/Protect in exchange for cash or other interests. Such other interests could include interests in existing intellectual property litigation claims. Leveraging the extensive experience of Innovate/Protect’s management, through engaging in a robust due diligence and risk underwriting process aimed at evaluating the merits and potential value of these assets, Innovate/Protect seeks to structure its investments in these assets in a manner that will create the potential for Innovate/Protect to achieve superior risk-adjusted returns. Innovate/Protect believes that its capital resources and potential access to capital, together with the strength of its management team in the intellectual property arena, will allow Innovate/Protect to assemble a portfolio of quality assets with short- and long-term revenue opportunities.

Innovate/Protect also intends to seek the continued involvement of the inventors of the respective intellectual property assets, and intend to partner with such inventors in its efforts to maximize the revenue that can be realized from the intellectual property assets. Innovate/Protect believes that involving the respective inventors in the monetization of their inventions will make it an attractive partner for the inventor community, and Innovate/Protect believes that securing access to the inventors’ knowledge will help it in its efforts to monetize these assets.

Beyond potential licensing or other revenue Innovate/Protect may receive from companies that make use of its intellectual property, Innovate/Protect believes there are further opportunities to generate revenue from companies that could improve their products and revenue through the addition of Innovate/Protect’s technology to their products. In addition to being a potential revenue source for Innovate/Protect, this aspect of Innovate/Protect’s business may lead to further innovations and new intellectual property being developed, which it will seek to retain and monetize.

Competition

Innovate/Protect expects to encounter significant competition from others seeking to acquire interests in intellectual property assets and monetize such assets. Most of Innovate/Protect’s competitors have much longer operating histories, and significantly greater financial and human resources, than it has. Entities such as VirnetX (NYSE:VHC), Acacia Research Corporation (NASDAQ:ACTG), Allied Security Trust, Altitude Capital Partners, Augme Technologies Inc. (OTCBB:AUGT) Intellectual Ventures, Coller IP, Ocean Tomo, RPX Corporation (NASDAQ:RPXC), Rembrandt IP Management and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. Innovate/Protect expects others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that it may seek to acquire, making it more difficult for Innovate/Protect to realize the value of its assets.

Employees

As of June 20, 2012, Innovate/Protect had three full-time employees and one part-time employee. None of Innovate/Protect’s employees are subject to a collective bargaining agreement, and Innovate/Protect believes its employee relations to be good.

Property and Facilities

Innovate/Protect leases its principal executive offices at 380 Madison Avenue, 22nd Floor, New York, New York. Innovate/Protect’s lease term ends in January 25, 2014. Innovate/Protect pays $3,602 per month for its headquarters space.

Legal Proceedings

Other than Innovate/Protect’s subsidiary I/P Engine’s litigation against AOL, Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc. and Target Corporation as described herein, Innovate/Protect is not currently a party to any legal proceedings.